UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2013

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road

Waltham, Massachusetts 02451

(Address of Principal Executive Offices)

(781) 663-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of ModusLink Global Solutions, Inc. (the “Company”) was held pursuant to notice at the Norton’s Woods Conference Center at the American Academy of Arts and Sciences, 136 Irving Street, Cambridge, Massachusetts 02138, on March 12, 2013. The final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

Proposal 1 – Election of directors.

Name	Votes For	Votes Withheld
Warren G. Lichtenstein	19,432,387	3,619,267
Glen M. Kassan	22,278,117	773,537

Each of Messrs. Lichtenstein and Kassan has been elected to hold office until the 2015 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified.

As described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on February 13, 2013 (the “Proxy Statement”), Messrs. Lichtenstein and Kassan were nominated by the Company’s board of directors pursuant to the terms of that certain Settlement Agreement, dated February 11, 2013, by and among the Company, Handy & Harman Ltd. (“HNH”) and certain of its affiliates party thereto. A description of the Settlement Agreement, including the expected cost to the Company, is set forth in the Proxy Statement.

Proposal 2 – Approval of an amendment to the Company’s Restated Certificate of Incorporation eliminating the classification of the Board and providing instead for the annual election of Directors commencing with the Company’s 2013 annual meeting of stockholders. The Company’s Restated Certificate of Incorporation provides that any amendment to Article Seventh may only be approved by the affirmative vote of seventy-five percent (75%) of the Company’s outstanding voting stock. As the “votes for” constituted 51.5% of the Company’s outstanding voting stock entitled to notice of and to vote at the Annual Meeting, the proposal did not meet the required threshold. Proposal 2 was not approved as a result of the following vote:

Votes For	Votes Against	Abstentions
22,685,642	321,872	44,140

Proposal 3 – Stockholder advisory vote on executive compensation. Proposal 3 was approved by the following vote:

Votes For	Votes Against	Abstentions
21,681,297	520,669	849,688

Proposal 4 – Approval of the sale and issuance of 7,500,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), at a price of $4.00 per share and warrants to purchase 2,000,000 shares of the Company’s Common Stock at an exercise price of $5.00 per share (and the issuance of such shares upon exercise of such warrants) to Steel Holdings Partners L.P., an affiliate of HNH, for an aggregate amount of $30,000,000 (the “Steel Holdings Investment”). Proposal 4 was approved by the following vote:

Votes For	Votes Against	Abstentions
22,143,416	830,661	77,577

Proposal 5 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year. Proposal 5 was approved by the following vote:

Votes For	Votes Against	Abstentions
35,866,682	1,017,152	536,996

Item 8.01.	Other Events.

On March 13, 2013, ModusLink Global Solutions, Inc. issued a news release announcing the results of the Annual Meeting and the consummation of the Steel Holdings Investment. The press release, a copy of which is filed as Exhibit 99.1 to this report, is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODUSLINK GLOBAL SOLUTIONS, INC.

Date: March 13, 2013	By:	/s/ Peter L. Gray
		Name:	Peter L. Gray
		Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 13, 2013